Exhibit 10.7

FIRST MODIFICATION AGREEMENT

     This first modification agreement (the "Agreement") made the 14th day of December, 2005 by and between MAPINFO CORPORATION, a Delaware business corporation, with its principal office and place of business at One Global View, Troy, New York 12180 (the "Borrower"), and CITIZEN'S BANK N.A. (formerly Charter One Bank, N.A.) a National Banking Association organized and existing under the laws of the United States of America with an office for the transaction of business at 833 Broadway, Albany, New York 12207 (the "Bank") and MapInfo Canada, Inc., MapInfo UK Ltd., MapInfo GmbH, MapInfo Australia Pty, Limited, ERSIS Australia Pty, Limited, MapInfo Realty, LLC, Southbank Systems Limited, Moleseye Limited, and GeoBusiness Solutions Limited, (individually a "Guarantor" and collectively the "Guarantors").

W I T N E S S E T H:

     WHEREAS, the Borrower entered into a loan agreement with the Bank dated September 29, 2004 (the "Loan Agreement") pursuant to which the Bank, in addition to other credit facilities, established for the Borrower a revolving credit facility in the principal amount of $15,000,000.00 (the "Revolving Credit Facility"); and

     WHEREAS, the Borrower and the Guarantors have requested the Bank to (i) extend the Termination Date of the Revolving Credit Facility from September 26, 2005 to March 31, 2010, and (ii) modify certain financial covenants as set forth in the Loan Agreement; and

     WHEREAS, the Bank is willing to do the foregoing subject to the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration exchanged between the parties hereto, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1.     Definition of Terms: Capitalized terms used herein and not otherwise defined herein shall have the meaning attributable to them as set forth in the Loan Agreement.

     2.     Amendment of Loan Agreement and Other Loan Documents. Effective as of September 26, 2005, the Loan Agreement and the Revolving Credit Note referred to herein, and the other Loan Documents, are hereby amended as follows:

     (a) The definition of "Termination Date" as set forth in Article I of the Loan Agreement is amended in its entirety to read as follows: "Termination Date" means March 31, 2010, or such earlier date on which the Bank exercises its right to accelerate the Revolving Credit Facility, as provided herein and in the other Loan Documents; that being the date on which the Bank's obligation to make Revolving Credit Loan ceases and the Revolving Credit Loan and all other sums due under the Loan Documents are due and payable in full.";

     (b) That the Termination Date of the Revolving Credit Facility as set forth in the first sentence of the second paragraph of the promissory note evidencing the Revolving Credit Facility dated September 29, 2004 is hereby extended from September 26, 2005 to March 31, 2010.

     (c) That the following definitions are hereby added to Article I of the Loan Agreement:

          "Consolidated Interest Coverage Ratio" means for the Borrower and Subsidiaries, on a consolidated basis, the ratio of (A) the sum of net income, plus depreciation, amortization, interest and tax expense, less capitalized software development costs, capital expenditures and dividends declared during the preceding twelve (12) months, to (B) the sum of interest expense plus the current portion of long term debt.

          "Consolidated Leverage Ratio" means for the Borrower and Subsidiaries, on a consolidated basis, the ratio of (A) total funded indebtedness outstanding, to (B) the sum of net income, plus depreciation, amortization, interest and tax expenses, less capitalized software development costs.

          "Consolidated Net Worth" means, on any date, the excess of Borrower's and Subsidiaries' total assets over total liabilities, on a consolidated basis.

     (d) That Section 4.01(o) of the Loan Agreement entitled "Subsidiaries" is hereby amended to read as follows: "The Borrower, as of the date hereof, has the following subsidiaries: MapInfo Canada, Inc.; MapInfo UK Limited; MapInfo GmbH; MapInfo Australia Pty. Limited; ERSIS Australia Pty. Limited; MapInfo Realty, LLC, Southbank Systems Limited; Moleseye Limited; GeoBusiness Solutions Limited; The URPI Group Limited; MapInfo Japan KK; The Data Consultancy Limited and The Unit For Retail Planning Information Limited. The Borrower is the owner of at least 99% of all of the outstanding and issued shares of stock of those Guarantors which are corporations and 90% of the controlling interest in those Guarantors that are limited liability companies."

     (e) The definition of "Subsidiaries" as contained in Article I, Section 1.01 of the Loan Agreement is amended by inserting in the place of the second sentence of that definition the following clause: "The term Subsidiary as of the date hereof includes MapInfo Canada, Inc.; MapInfo UK Limited; MapInfo Limited; MapInfo GmbH; Southbank Systems Limited; Moleseye Limited; Competitive Consulting Limited; MapInfo Realty, LLC; MapInfo Australia Pty. Ltd., ERSIS of Australia Pty.; The URPI Group Limited; MapInfo Japan KK; The Data Consultancy Limited and The Unit For Retail Planning Information Ltd. The last four entities are dormant corporations which are not now or will they in the future have any assets or liabilities. If any of these four entities should become active corporations having assets or liabilities, then the Borrower shall immediately notify the Bank and such corporations shall execute and deliver to the Bank a guaranty in form similar executed and delivered to the Bank by the other Subsidiaries together with corporate approvals, consents and opinion letters as may be requested or required."

     (f) That Sections 5.02 (f) and (g) of the Loan Agreement are deleted in their entirety.

     (g) That new Sections 6.02 (k), (l), (m) and (n) are hereby added to the Loan Agreement and shall read as follows:

               "(k) permit the Borrower or any Subsidiary or Affiliate to effect the acquisition of any person under circumstances such that the Borrower's and the Subsidiaries' pro forma consolidated leverage ratio exceeds 2.0:1.0 at the end of any fiscal quarter for the 12 month period then ended;

               (l) permit the Borrower and Subsidiaries consolidated interest coverage ratio to be less than 1.25:1.0 at the end of any fiscal quarter for the 12 month period then ended;

               (m) permit the Borrower and Subsidiaries consolidated leverage ratio to exceed 2.5:1.0 at the end of any fiscal quarter for the 12 month period then ended;

               (n) permit the Borrower and the Subsidiaries net worth to be less than (i) $122,000,000.00 on September 30, 2005; and (ii) $122,000,000.00 plus an amount that increases $2,000,000.00 at the end of each fiscal year commencing with fiscal year ending September 30, 2006."

     (h) That wherever in the Loan Agreement and the other Loan Documents the Bank is referred to, such reference shall be deemed to be to Citizen's Bank N.A., with an address for the transaction of business at 833 Broadway, Albany, New York 12207.

     To evidence the aforesaid change to the Promissory Note as set forth in paragraph 3(b) hereof, the Borrower will execute and deliver to the Bank an allonge in form of the allonge attached hereto as Exhibit "A" and made a part hereof, which allonge shall be attached to the Revolving Credit Note.

     3.     Guaranties: As consideration for the Lender entering into this Agreement the Guarantors do hereby agree:

     (a) To execute and deliver to the Lender an absolute, irrevocable and unconditional Guaranty of the payment and performance of the Revolving Credit Facility in form of the guaranty attached hereto as Exhibit "B" and made a part hereof;

     (b) Guarantors hereby acknowledge receipt of a copy of the Loan Agreement, as amended; and

     (c) That the Guarantors' by their execution and delivery of this Agreement agree to be bound by and shall comply with all of the covenants contained in Article V of the Loan Agreement, as amended. It being understood and agreed that the failure of the Guarantors to comply with the provisions of Article V of the Loan Agreement, as amended, shall be construed as an event of default under and with respect to the Revolving Credit Facility.

     4.     Ratification. Except as otherwise provided herein, all of the terms, covenants, conditions and provisions contained in the Loan Agreement and all other Loan Documents, as amended by this Modification Agreement, are hereby ratified, confirmed and restated in all respects and shall remain in full force and effect.

     5.     Borrower's and Guarantors' Representations and Warranties. The Borrower and the Guarantors hereby acknowledge, warrant, represent, covenant and agree with the Bank as follows:

     (a)     That the Borrower and the Guarantors are unaware of the occurrence of any Default or Event of Default under the Loan Documents, as hereby amended;

     (b)     That Borrower and the Guarantors continue to be a duly constituted and validly existing business corporations or limited liability companies in good standing under the laws of the State or Country of their formation, with full power and authority to do all things required to be done by them hereunder and under the other Loan Documents to which they are a party or by which they are or may be bound or affected;

     (c)     That the Borrower and the Guarantors have no offsets, defenses or counterclaims to their obligations under the Loan Documents, as hereby amended;

     (d)     That all corporate action needed to be taken by the Borrower and the Guarantors to execute and deliver this Agreement and do all things required of them hereunder and under the other Loan Documents has been taken and remains in full force and effect;

     (e)     That the Borrower and the Guarantors are solvent and have not (i) filed a petition seeking relief from any provision of any bankruptcy, reorganization, arrangement or dissolution law of any jurisdiction, (ii) made an assignment for the benefit of creditors, (iii) had a receiver, custodian, liquidator or trustee appointed by court order or otherwise, or (iv) failed to pay, or admitted in writing, its inability to pay debts generally as they become due;

     (f)     That the execution, delivery and performance by the Borrower or the Guarantors of this Agreement and the Allonge does not and will not violate any provision of: (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award presently in effect having applicability to the Borrower or the Guarantors, or (ii) any document, instrument or agreement to which the Borrower or the Guarantors are a party, or by which the Borrower or the Guarantors may be bound or affected;

     (g)     That after the amendments to the financial covenants herein contained that the financial covenants contained in the Loan Agreement, as hereby amended, are basically the same as the financial covenants contained, as of the date hereof, in the documents evidencing that certain $15,000,000.00 line of credit and $3,000,000.00 term loan established and/or made for the Borrower by J.P. Morgan Chase Bank, NA.

     6.     Entire Agreement. This Agreement and the other Loan Documents, as hereby amended, contain the entire understanding between the parties hereto relating to the subject matter thereof.

     7.     Amendment of this Agreement. This Agreement and the other Loan Documents may not be amended, modified, changed or terminated orally but only by an agreement in writing signed by the parties against whom enforcement of any such modification, amendment, change or termination is sought.

     8.     Conflict. It is agreed that should there be any conflict between the terms, covenants, conditions and provisions contained herein and in the other Loan Documents, the terms, covenants, conditions and provisions hereof shall control any contrary or inconsistent provisions in the other Loan Documents.

     9.     Applicable Law. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New York.

     10.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     11.     Paragraph Headings. The paragraph headings contained herein are for convenience in reference only and shall not operate to modify, alter or change any of the terms, covenants and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made, executed and delivered on the day, month and year first above written.

MapInfo Corporation

By: /s/ Mark Cattini
Mark P. Cattini, President/CEO

Citizens Bank, N.A.

By: /s/ Patricia E. Linen-Ryan,
Patricia E. Linen-Ryan, Vice President

MapInfo Canada, Inc.

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Treasurer/Secretary

MapInfo UK Ltd.

By: /s/ K. Wayne Dougall
K. Wayne McDougall, Director

MapInfo GmbH

By: /s/ Mark Cattini
Mark P. Cattini, President/CEO

MapInfo Australia Pty, Limited

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

ERSIS Australia Pty, Limited

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

MapInfo Realty, LLC, by its sole Member: MapInfo Corporation
By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

Southbank Systems Limited

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

Moleseye Limited

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

GeoBusiness Solutions Limited

By: /s/ K. Wayne McDougall
K. Wayne McDougall, Director

STATE OF NEW YORK     )

COUNTY OF     ALBANY     )     ss.:

On this 14th day of December, 2005, before me personally appeared K. Wayne McDougall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Matthew P. Hoff
Notary Public, State of New York

STATE OF NEW YORK     )

COUNTY OF     ALBANY     )     ss.:

On this 14th day of December, 2005, before me personally appeared Patricia E. Linen-Ryan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kelly M. Oliver
Notary Public, State of New York

STATE OF NEW YORK     )

COUNTY OF     ALBANY     )     ss.:

On this 14th day of December, 2005, before me personally appeared Mark P. Cattini, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Matthew P. Hoff
Notary Public, State of New York

Exhibit "A"

Allonge

Exhibit "B"

Guaranty